UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

October 15, 2004

HALOZYME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49616	88-0488686

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11588 Sorrento Valley Road, Suite 17, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-8889

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

Item 3.02 Unregistered Sales of Equity Securities

     On October 13, 2004, Halozyme Therapeutics, Inc. (the “Company”) announced a private placement in the amount of approximately $13.9 million (the “Private Offering”) of an aggregate of 7,925,715 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a per share purchase price of $1.75, and warrants to purchase an additional 2,377,715 shares of Common Stock (the “Warrants”), exercisable at $2.25 per share at any time after April 15, 2005, but before October 12, 2009. A copy of the press release issued by the Company on October 13, 2004 announcing the Private Offering is attached hereto as Exhibit 99.1. On October 13, 2004, the Company completed the closing of the Private Offering.

     No shareholder approval was required for the Private Offering. The Shares and Warrants were offered and sold to institutional and accredited investors as defined in the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration under Regulation D of the Securities Act.

     The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale from time to time of the Shares issued in the Private Offering and the shares of Common Stock issued upon exercise of the Warrants.

     A copy of the Securities Purchase Agreement executed in the Private Offering is attached hereto as Exhibit 10.1, a copy of the form of Warrant issued in the Private Offering is attached hereto as Exhibit 10.2, and a copy of the Registration Rights Agreement executed in the Private Offering is attached hereto as Exhibit 10.3. Each of the foregoing exhibits, along with Exhibit 99.1, is incorporated by reference and the description of each of the foregoing documents contained in this Current Report on Form 8-K is qualified in its entirety by reference to such documents.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit	Description
10.1	Securities Purchase Agreement dated as of October 12, 2004

10.2	Form of Warrant

10.3	Registration Rights Agreement dated as of October 12, 2004

99.1	Press Release issued by the Company on October 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
October 15, 2004	By:	/s/ JONATHAN E. LIM, M.D.
Jonathan E. Lim, M.D.
President and Chief Executive Officer